Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Ryan
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC APPOINTS DIVISIONAL PRESIDENTS TO DRIVE CONTINUED GROWTH

Tony Kingsley Joins as President of Cytyc Diagnostic Products from McKinsey & Company

Marlborough, Mass., July 27, 2006 – Cytyc Corporation (Nasdaq: CYTC), a leading women’s health company, today announced the formation of a divisional corporate structure to position the Company to achieve operational excellence as well as aggressive growth objectives. The new structure is comprised of four distinct divisions.

“This initiative strengthens our leadership team and will provide for a streamlined, customer-focused organizational structure. We are well positioned to execute our growth initiatives, and this structure will enable us to scale the business while meeting the needs of our customers,” said Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer.

•	Cytyc Diagnostic Products Division: Tony Kingsley was named president of Cytyc Diagnostic Products, comprised of the U.S. operations of the ThinPrep® business and the ThinPrep® Imaging System. Prior to joining Cytyc, Mr. Kingsley was a partner at McKinsey & Company, Inc. During his 15 years at McKinsey, his primary focus was consulting to various healthcare companies, and he has served as a consultant to Cytyc for more than five years. He holds an M.B.A. from the Harvard Graduate School of Business Administration and a B.A. from Dartmouth College. Mr. Kingsley will serve as senior vice president of Cytyc Corporation.

•	Cytyc Surgical Products Division: Daniel J. Levangie was named president of Cytyc Surgical Products, comprised of the U.S. operations of the NovaSure® Endometrial Ablation System and the MammoSite® and GliaSite® Radiation Therapy Systems. Mr. Levangie has been with Cytyc for 15 years and led the conversion of the cervical cancer screening market to the ThinPrep Pap Test, as well as the commercial acceptance and rapid growth of the NovaSure and MammoSite products. Mr. Levangie remains executive vice president of Cytyc Corporation.

•	Cytyc Development Corporation: John P. McDonough was named president of Cytyc Development Corporation. His role will focus on driving the Company’s external growth strategies including acquisitions, partnerships, collaborations, and early-stage venture investing. Mr. McDonough has been with the Company since 2003 and led the

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Cytyc Appoints Divisional Presidents to Drive Continued Growth

successful acquisition and integration of Novacept and Proxima Therapeutics. Mr. McDonough remains senior vice president of corporate development of Cytyc Corporation.

•	Cytyc International Division: David P. Harding continues in his role as president of Cytyc International, comprised of the sales and marketing of the ThinPrep cervical cancer screening products, the NovaSure Endometrial Ablation System, and the MammoSite Radiation Therapy System outside of the United States. Mr. Harding joined Cytyc in 2004 from McKinsey & Company and led Cytyc’s U.S. marketing organization prior to his promotion to his current role. Mr. Harding continues as senior vice president of Cytyc Corporation.

“This new structure allows us to focus on growing each aspect of our business. Tony is an accomplished business executive who has extensive experience in our markets and I have personally worked with him on a variety of projects over the last five years. Adding additional executive talent to the senior team will enable Dan to dedicate his energy and efforts on the fastest growing segment of our business and allow John to focus on strategic and external growth opportunities that can leverage and expand our core capabilities. Finally, the continued quarter-over-quarter growth of our international business under David’s leadership is evidence that this type of focused structure produces positive results,” said Patrick J. Sullivan.

Cytyc Corporation is a leading women’s health company that designs, develops, manufactures, and markets innovative and clinically effective products for cervical cancer screening, breast cancer risk assessment, treatment of excessive menstrual bleeding, and treatment of breast cancer.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and product acceptance, management of growth, product diversification, and organizational change, entry into new market segments domestically and new markets internationally, risks associated with litigation, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the

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Cytyc Appoints Divisional Presidents to Drive Continued Growth

impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2005 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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